Exhibit 10-D








                CHIQUITA BRANDS INTERNATIONAL, INC.


                1986 STOCK OPTION AND INCENTIVE PLAN

          (as amended and restated March 25, 1992, further
       amended by the Board of Directors on February 9, 1994,
                     and on December 14, 1994)

                CHIQUITA BRANDS INTERNATIONAL, INC.

                1986 STOCK OPTION AND INCENTIVE PLAN

                  T A B L E  O F  C O N T E N T S

  I.      OBJECTIVES                                         1
  II.     DEFINITIONS                                        1
  III.    ADMINISTRATION                                     3
          3.1  The Committee                                 3
          3.2  Awards                                        3
          3.3  Guidelines                                    4
          3.4  Delegation of Authority                       4
          3.5  Decisions Final                               4
  IV.     SHARES SUBJECT TO PLAN                             4
          4.1  Shares                                        4
          4.2  Adjustment Provisions                         4
          4.3  Dissolution or Liquidation                    5
  V.      EFFECTIVE DATE OF AMENDED PLAN                     5
  VI.     STOCK OPTIONS                                      5
          6.1  Grants                                        5
          6.2  Incentive Stock Options                       5
          6.3  Replacement Options                           6
          6.4  Terms of Options                              6
          6.5  Award of Options to Non-Employee Directors    7
  VII.    STOCK APPRECIATION RIGHTS                          8
          7.1  Grant                                         8
          7.2  Term                                          8
          7.3  Exercise                                      8
          7.4  Payment                                       8
          7.5  Non-Transferability and Termination           9
  VIII.   RESTRICTED AND UNRESTRICTED STOCK AWARDS           9
          8.1  Grants of Restricted Stock Awards             9
          8.2  Terms and Conditions of Restricted Awards     9
          8.3  Unrestricted Stock Awards                     9
  IX.     PERFORMANCE AWARDS                                 9
          9.1  Performance Awards                            9
          9.2  Terms and Conditions of Performance Awards    10
  X.      NON-TRANSFERABILITY OF AWARDS                      10
  XI.     TERMINATION OF AWARDS                              10
          11.1 Termination of Awards                         10
          11.2 Acceleration of Vesting and
               Extension of Exercise Period
               Upon Termination                              11
  XII.    TERMINATION OR AMENDMENT OF THIS PLAN              11
          12.1 Termination or Amendment                      11
  XIII.   GENERAL PROVISIONS                                 12
          13.1 No Right to Continued Employment              12
          13.2 Other Plans                                   12
          13.3 Withholding of Taxes                          12
          13.4 Reimbursement of Taxes                        12
          13.5 Governing Law                                 12
          13.6 Liability                                     12

                CHIQUITA BRANDS INTERNATIONAL, INC.

                1986 STOCK OPTION AND INCENTIVE PLAN
          (as amended and restated March 25, 1992, further
       amended by the Board of Directors on February 9, 1994
                     and on December 14, 1994)

                             SECTION I.

                             OBJECTIVES

       The objectives of this 1986 Stock Option and Incentive Plan (the "Plan"), as amended and restated, are to enable Chiquita Brands International, Inc. (the "Company") to compete successfully in retaining and attracting key employees of outstanding ability, to stimulate the efforts of such employees toward the Company's objectives and to encourage the identification of their interests with those of the Company's shareholders.
                            SECTION II.
                            DEFINITIONS

       For purposes of this Plan, the following terms shall have the following meanings:

       2.1     "Award" means any form of Stock Option, Stock
  Appreciation Right, Restricted Stock Award, Unrestricted Stock
  Award or Performance Award granted under this Plan.

       2.2 "Award Agreement" means a written agreement setting forth the terms of an Award.

       2.3 "Award Date" or "Grant Date" means the date designated by the Committee as the date upon which an Award is granted.

       2.4 "Award Period" or "Term" means the period beginning on an Award Date and ending on the expiration date of such Award.

       2.5 "Board" means the Board of Directors of the Company.

       2.6 "Code" means the Internal Revenue Code of 1986, as amended, or any successor legislation. Reference to any particular section of the Code includes any successor amendments or replacements of such section.

       2.7 "Committee" means the committee appointed by the Board and consisting of two or more Directors, none of whom shall be eligible to receive any Award pursuant to this Plan except as provided in Subsection 6.5. Members of the
  Committee must qualify as Disinterested Persons within the meaning of Rule 16b-3.
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       2.8     "Common Stock" means the Company's Capital Stock,
  $.33 par value.

       2.9 "Disability" means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code.

       2.10 "Disinterested Person" means a member of the Board who was not, during the year prior to being appointed to the Committee, or during the period of service as an administrator of this Plan, granted or awarded equity securities pursuant to the Plan or pursuant to any other plan of the Company, except to the extent consistent with the disinterested plan administration requirements under Rule 16b-3.

       2.11 "Eligible Employee" means any person (other than one who receives retirement benefits, consulting fees, honorariums, and the like from the Company) (i) who performs services for the Company or a Subsidiary, including any individual who is an officer or director of the Company or a Subsidiary; and (ii) is compensated on a regular basis by the Company or a Subsidiary. Directors who are not full-time employees of the Company or a Subsidiary are not eligible to receive Awards under this Plan, except as set forth in Subsection 6.5. Eligibility under this Plan shall be determined by the Committee.

       2.12 "Fair Market Value" means, as of any date, the average of the highest and lowest quoted selling prices of a Share as reported on the New York Stock Exchange Composite Transactions list (or such other consolidated transaction reporting system on which the Shares are primarily traded), or if the Shares were not traded on such day, then the next preceding day on which the Shares were traded, all as reported by such source as the Committee may select. If the Shares are not traded on a national securities exchange or other market system, Fair Market Value shall be set under procedures established by the Committee.

       2.13 "Incentive Stock Option" means any Stock Option awarded under Section VI of this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code or any successor provision.

       2.14    "Non-Qualified Stock Option" means any Stock
  Option awarded under Section VI of this Plan that is not an Incentive Stock Option.

       2.15    "Officer" means a person who is considered to be
  an officer of the Company under Rule 16a-1(f).
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       2.16    "Option Price" or "Exercise Price" means the price
  per share at which Common Stock may be purchased upon the exercise of an Option or an Award.

       2.17 "Participant" means an Eligible Employee to whom an Award has been made pursuant to this Plan.

       2.18 "Replacement Option" means a Non-Qualified Stock Option granted pursuant to Subsection 6.3, upon the exercise of a Stock Option granted pursuant to this Plan where the Option Price is paid with previously owned shares of Common Stock.

       2.19    "Restricted Stock" means those shares of Common
  Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award
  Agreement.

       2.20 "Restricted Stock Award" means an award of a fixed number of Shares to a Participant which is subject to forfeiture provisions and other conditions set forth in the Award Agreement.

       2.21 "Retirement" means any termination of employment or service on the Board (other than by death or Disability) by an employee or a director who is at least 65 years of age or 55 years of age with at least 10 years of employment with or service on the Board of the Company or a Subsidiary.

       2.22 "Rule 16b-3" and "Rule 16a-1(f)" mean Securities and Exchange Commission Regulations 240.16b-3 and 240.16a-
  1(f) or any corresponding successor regulations.

       2.23    "Share" means one share of the Company's Common
  Stock.

       2.24 "Stock Appreciation Right" or "SAR" means the right to receive, for each unit of the SAR, cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one Share on the date of exercise of the SAR over the reference price per share of Common Stock established on the date the SAR was granted.

       2.25 "Stock Option" or "Option" means the right to purchase shares of Common Stock (including a Replacement
  Option) granted pursuant to Section VI of this Plan.

       2.26 "Subsidiary" means any corporation, partnership, joint venture, or other entity (i) of which the Company owns or controls, directly or indirectly, 25% or more of the outstanding voting stock (or comparable equity participation and voting power) or (ii) which the Company otherwise controls (by contract or any other means); except that when the term "Subsidiary" is used in the context of an award of an Incentive Stock Option, the term shall have the same meaning given to it in the Code. "Control" means the power to direct or cause the direction of the management and policies of a corporation or other entity.

       2.27 "Transfer" means alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition;
  and the terms "Transferred" or "Transferable" have corresponding meanings.

                            SECTION III.

                          ADMINISTRATION

       3.1 The Committee. This Plan shall be administered and interpreted by the Committee.

       3.2 Awards. The Committee shall have full authority to grant, pursuant to the terms of this Plan, to Eligible
  Employees: (i) Stock Options, (ii) Stock Appreciation Rights,
  (iii) Restricted Stock, (iv) Unrestricted Stock and (v) Performance Awards. In particular, the Committee shall have the authority:

       (a) to select the Eligible Employees to whom Awards may be granted;

       (b) to determine the types and combinations of Awards to be granted to Eligible Employees;

       (c) to determine the number of Shares or monetary units which may be subject to each Award;

       (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award (including, but not limited to, any restriction or limitation on transfer, any vesting schedule or acceleration, or any forfeiture provisions or waiver, regarding any Award) and the related Shares, based on such factors as the Committee shall determine; and

       (e) to modify or waive any restrictions or limitations contained in, and grant extensions to the terms of or accelerate the vestings of, any outstanding Awards as long as such modifications, waivers, extensions or accelerations are not inconsistent with the terms of this Plan, but no such changes shall impair the rights of any Participant without his or her consent.

       3.3 Guidelines. The Committee shall have the authority to adopt, alter and repeal administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it deems advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan; and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any related Award Agreement in the manner and to the extent it deems necessary to carry this Plan into effect.

       3.4 Delegation of Authority. The Committee may delegate to one or more Officers of the Company the authority of the Committee under Section 3.2 (except in respect of Awards to Officers) and may delegate its administrative duties to one or more individuals who are Officers or employees of the Company.

       3.5 Decisions Final. Any action, decision, interpretation or determination by or at the direction of the Committee concerning the application or administration of this Plan shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Awards.

                            SECTION IV.

                       SHARES SUBJECT TO PLAN

       4.1 Shares. Subject to adjustment as provided in Subsection 4.2, the aggregate number of Shares which may be issued under this Plan shall not exceed fifteen million (15,000,000) Shares. If any Award granted under this Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of unacquired Shares subject to such Award shall again be available for future grants; provided, however, that the reuse of such Shares is not prohibited under Rule 16b-3.

       4.2     Adjustment Provisions.

       (a) If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropiately adjusted and the number of Shares covered by each outstanding Award and the reference price or Fair Market Value for each outstanding Award shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Award shall not be changed.


       (b) Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, continuation or assumption of Awards or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem equitable and appropriate.

       4.3 Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company or any merger, consolidation or combination in which the Company is not the surviving corporation or in which the outstanding Shares of the Company are converted into cash, other securities or other property, each outstanding Award shall terminate as of a date fixed by the Committee, provided that not less than 20 days' written notice of the date of expiration shall be given to each holder of an Award and each such holder shall have the right during such period following notice to exercise the Award as to all or any part of the Shares for which it is exercisable at the time of such notice.

                             SECTION V.

                   EFFECTIVE DATE OF AMENDED PLAN

       This Plan was amended and restated by the Board on March 25, 1992 and shall become effective, as amended, upon its approval by the holders of a majority of the shares of Common Stock represented, in person or by proxy, at the Company's Annual Meeting of Shareholders on May 14, 1992. This Plan shall continue in effect until December 31, 2015 unless terminated sooner by the Board pursuant to Section XII.

                            SECTION VI.

                           STOCK OPTIONS

       6.1 Grants. Stock options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted shall be designated as either a Non-Qualified Stock Option or an Incentive Stock Option and in each case such

  Option may or may not include Stock Appreciation Rights. One or more Stock Options and/or Stock Appreciation Rights may be granted to any Eligible Employee, except that no person shall receive during any twelve month period Stock Options and Stock Appreciation Rights covering more than 300,000 shares of Common Stock.

       6.2     Incentive Stock Options.

       (a) Award Agreement. Any Award Agreement relating to an Incentive Stock Option shall contain such terms and conditions as are required for the Option to be an "incentive stock option" as that term is defined in Section 422 of the Code.

       (b) Ten Percent Shareholder. An Incentive Stock Option shall not be awarded to any person who, at the time of the Award, owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries.

       (c) Qualification under the Code. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under
               Section 422 of the Code.

       6.3 Replacement Options. The Committee may provide either at the time of grant or subsequently that an Option shall include the right to acquire a Replacement Option upon the exercise of such Option (in whole or in part) prior to Participant's termination of employment if the payment of the Option Price is paid in Shares. In addition to any other terms and conditions the Committee deems appropriate, the Replacement Option shall be subject to the following terms:

               (i)    the number of Shares subject to the
                      Replacement Option shall not exceed the
                      number of whole Shares used to satisfy the Option Price of the original Option and the number of whole Shares, if any, withheld by the Company as payment for withholding taxes in accordance with Subsection 13.3;

               (ii) the Replacement Option Grant Date will be the date of the exercise of the original
                      Option;

               (iii)  the Option Price per share shall be the
                      Fair Market Value of a Share on the
                      Replacement Option Grant Date;

               (iv)   the Replacement Option shall be
                      exercisable no earlier than one year after the Replacement Option Grant Date;

               (v)    the Term of the Replacement Option will
                      not extend beyond the Term of the original
                      Option; and

               (vi)   the Replacement Option shall be a
                      Non-Qualified Stock Option and shall
                      otherwise meet all conditions of this
                      Subsection 6.3.

       The Committee may without the consent of the Participant rescind the right to receive a Replacement Option at any time prior to an Option being exercised.

       6.4 Terms of Options. Except as otherwise required by Subsections 6.2, 6.3 and 6.5, Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

       (a) Option Price. The Option Price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, except that no Incentive Stock Option may be granted for an Option Price less than 100% of Fair Market Value on the Grant Date.

       (b) Option Term. The Term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after its Award Date, and no Non-Qualified Stock Option shall be exercisable more than 20 years after its Award Date.

       (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that Options may not be exercised as to less than 100 Shares at any time unless the number exercised is the total number available for exercise at that time under the terms of the Option.

       (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the Option Term, by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the Option Price in such form as the Committee may accept. If and to the extent determined by the Committee at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant for at least six months prior to exercise or by reduction in the number of Shares issuable upon exercise based, in each case, on the Fair Market Value of the Common Stock on the payment date.

       (e) Non-Transferability of Options. Stock Options shall be Transferable only to the extent provided in Section X of this Plan.

       (f) Termination. Stock Options shall terminate in accordance with Section XI of this Plan.

       (g) Buyout and Settlement Provisions. The Committee may at any time offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish. The Committee may also substitute new Stock Options for previously granted Stock Options having higher Option Prices than the new Stock Options being substituted therefor.

       6.5     Award of Options to Non-Employee Directors.

       (a) Grants. The Company shall make the following grants of Stock Options to non-employee directors under this Plan:

               (i) On the date on which a person who is not a full-time employee of the Company or a Subsidiary first becomes a director of the Company (a "non-employee director"), whether by election or appointment, that non-employee director shall automatically be granted Non-Qualified Stock Options for 10,000 Shares.

               (ii) Each non-employee director who has served on the Board at least six months shall automatically receive a grant of Non-Qualified Stock Options for 10,000 Shares. The award shall be made on the same date on which the Committee decides the total number of stock options to be granted to employees in connection with the Company's annual total compensation review."

  (b)  Terms and Conditions of Options Granted to Non-Employee
       Directors.

               (i)    Term.  The Term of all Options shall be
                      20 years from the Award Date of the
                      Option.

               (ii)   Option Price.  The Option Price of all
                      Options shall be the Fair Market Value of a Share on the Award Date.

               (iii) Vesting. All Options shall vest over a ten year period with 9% of the Option Shares immediately exercisable on the Award Date and an additional 9% exercisable on each anniversary of the Award Date thereafter until the tenth anniversary when the remaining 10% of the Option Shares shall be exercisable.

               (iv) Method of Exercise. All Options shall be exercisable in the manner provided in Subsection 6.4(d) except that, without further action by the Committee, non-employee directors may make payment of the Option Price by the delivery of Shares owned by the director for at least six months prior to exercise or by a reduction in the number of Shares issuable upon such exercise, and such directors may also use the provisions of Subsection 13.3.

               (v) Non-transferability and Termination. All Options shall be Transferable only to the extent provided in Section X of this Plan and shall terminate in accordance with
                      Section XI of this Plan, except that the timing provisions of Subsections 11.1(b) and 11.1(c) may not be varied by Committee determination.

       (c) Amendment. Notwithstanding any other provision of this Plan, the provisions of this Subsection 6.5 may not be amended by the Board more frequently than once every six months other than to comply with changes in the Code or the rules thereunder.

                            SECTION VII.

                     STOCK APPRECIATION RIGHTS

       7.1 Grant. A Stock Appreciation Right may be granted either with or without reference to all or any part of a Stock Option. A "Tandem SAR" means an SAR granted with reference to a Stock Option (the "Reference Option"). A "Non-Tandem SAR" means an SAR granted without reference to a Stock Option. If the Reference Option is a Non-Qualified Stock Option, a Tandem SAR may be granted at or after the date of the Reference Option; if the Reference Option is an Incentive Stock Option, the Grant Date of a Tandem SAR must be the same as the Grant Date of the Reference Option. Any SAR shall have such terms and conditions, not inconsistent with this Plan, as are established by the Committee in connection with the Award.

       7.2 Term. A Tandem SAR shall terminate and no longer be exercisable upon the termination of its Reference Option.
  A Non-Tandem SAR may have a term no longer than 20 years from its Grant Date.

       7.3 Exercise. A Tandem SAR may only be exercisable at the times and, in whole or in part, to the extent that its Reference Option is exercisable. The exercise of a Tandem SAR shall automatically result in the surrender of the applicable portion of its Reference Option. A Non-Tandem SAR shall be exercisable in whole or in part as provided in its Award Agreement. Written notice of any exercise must be given in the form prescribed by the Committee.

       7.4 Payment. For purposes of payment of an SAR, the reference price per Share shall be the Option Price of the Reference Option in the case of a Tandem SAR and shall be the Fair Market Value of a Share on the Grant Date in the case of a Non-Tandem SAR. The Committee shall determine the form of payment.

       7.5     Non-Transferability and Termination.  Stock
  Appreciation Rights shall be Transferable only to the extent provided in Section X of this Plan and shall terminate in accordance with Section XI of this Plan.

                           SECTION VIII.

              RESTRICTED AND UNRESTRICTED STOCK AWARDS

       8.1 Grants of Restricted Stock Awards. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted Stock Award shall specify the number of Shares to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such Shares by the Participant and the restrictions imposed on such Shares. The Committee may grant

  Awards of Restricted Stock subject to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine.

       8.2     Terms and Conditions of Restricted Awards.
  Restricted Stock Awards shall be subject to the following provisions:

       (a) Issuance of Shares. Shares of Restricted Stock may be issued immediately upon grant or upon vesting as determined by the Committee.

       (b) Stock Powers and Custody. If shares of Restricted Stock are issued immediately upon grant, the Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Restricted Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions on them shall have lapsed.

       (c) Shareholder Rights. Unless otherwise determined by the Committee at the time of grant, Participants receiving Restricted Stock Awards shall not be entitled to dividend or voting rights for the Restricted Shares until they are fully vested.

       8.3 Unrestricted Stock Awards. The Committee may make awards of unrestricted Common Stock to key Eligible Employees in recognition of outstanding achievements by such employees. Unrestricted Shares issued on a bonus basis under this Subsection 8.3 may be issued for no cash consideration. Each certificate for unrestricted Common Stock shall be registered in the name of the Participant and delivered immediately to the Participant.

                            SECTION IX.

                         PERFORMANCE AWARDS

       9.1     Performance Awards.

       (a) Grant. The Committee may, in its discretion, grant Performance Awards to Eligible Employees.
               A Performance Award shall consist of the right to receive either (i) Common Stock or cash of an equivalent value, or a combination of both, at the end of a specified Performance Period (defined below) or (ii) a fixed dollar amount payable in cash or Shares, or a combination of both, at the end of a specified Performance

               Period. The Committee shall determine the Eligible Employees to whom and the time or times at which Performance Awards shall be granted, the number of Shares or the amount of cash to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, a Participant's Performance Award will vest, and the other terms and conditions of the Performance Award in addition to those set forth in Subsection 9.2.

       (b) Criteria for Award. The Committee may condition the grant or vesting of a Performance Award upon the attainment of specified performance goals; the appreciation in the Fair Market Value, book value or other measure of value of the Common Stock; the performance of the Company based on earnings or cash flow; or such other factors or criteria as the Committee shall determine.

       9.2     Terms and Conditions of Performance Awards.
  Performance Awards granted pursuant to this Section IX shall be subject to the following terms and conditions:

       (a) Dividends. Unless otherwise determined by the Committee at the time of the grant of the Award, amounts equal to any dividends declared during the Performance Period with respect to any Shares covered by a Performance Award will not be paid to the Participant.

       (b) Payment. Subject to the provisions of the Award Agreement and this Plan, at the expiration of the Performance Period, share certificates, cash or both (as the Committee may determine) shall be delivered to the Participant, or his or her legal representative or guardian, in a number or an amount equal to the vested portion of the Performance Award.

       (c) Non-Transferability. Performance Awards shall not be Transferable except in accordance with the provisions of Section X of this Plan.

       (d) Termination of Employment. Subject to the applicable provisions of the Award Agreement and this Plan, upon termination of a Participant's employment with the Company or a Subsidiary for any reason during the Performance Period for a given Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

                             SECTION X.

                  NON-TRANSFERABILITY OF AWARDS

       No Award or benefit payable under this Plan shall be Transferable by the Participant during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by a domestic relations order pursuant to Section 414(p)(1)(B) of the Code, or by will or the laws of descent and distribution. Awards shall be exercisable during a Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

                            SECTION XI.

                       TERMINATION OF AWARDS

       11.1 All Awards issued under this Plan shall terminate as follows:

       (a) Termination at Expiration of Term. During any period of continuous employment with the Company or a Subsidiary, an Award will be terminated only if it is fully exercised or if it has expired by its terms. For purposes of this Plan, any leave of absence approved by the Company shall not be deemed to be a termination of employment.

       (b)     Termination by Death, Disability or Retirement.
               If a Participant's employment by the Company or a Subsidiary terminates by reason of death, Disability or Retirement, any Award held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant or by the Participant's beneficiary or legal representative, for a period of one year (or such longer period as the Committee may specify at or after grant) from the date of such death, Disability or Retirement or until the expiration of the stated term of such Award, whichever period is shorter.

       (c) Other Termination. Unless otherwise determined by the Committee at or after grant, if a Participant's employment by the Company or a Subsidiary terminates for any reason other than death, Disability or Retirement, the Award will terminate on the earlier to occur of the stated expiration date or 90 calendar days after termination of employment. If a Participant dies during the 90 day period following termination of employment, any unexercised Award held by the Participant shall be exercisable, to the full extent that such Award was exercisable at the time of death, for a period of 90 calendar days from the date of death or until the expiration of the stated term of the Award, whichever occurs first.


       11.2    Acceleration of Vesting and Extension of Exercise
  Period Upon Termination.

       (a) Notwithstanding anything contained in this Section XI, upon the termination of employment of a Participant who is not an Officer or Director of the Company, for reasons other than death, Disability or Retirement, either the Committee or the President of the Company may, in its or his sole discretion, accelerate the vesting of all or part of any Awards held by such terminated Participant so that such Awards are fully or partially exercisable as of the date of termination, and may also extend the permitted exercise period of such Awards for up to five years from the date of termination, but in no event longer than the original expiration date of such Award. In the case of a terminated Participant who is an Officer, such discretion shall be exercised, if at all, only by the Committee.

       (b) Except as provided in Subsection 4.2, in no event will the continuation of the exercisability of an Award beyond the date of termination of employment allow the Eligible Employee, or his or her beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Award than could have been purchased on the date that employment was terminated.

                            SECTION XII.

               TERMINATION OR AMENDMENT OF THIS PLAN

       12.1 Termination or Amendment. The Board may at any time, amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such Participant; and, provided further, no amendment may be made, with or without shareholder approval, which would cause this Plan to lose its exemption under Rule 16b-3 and no amendment may be made without shareholder approval which would increase the number of shares available under this Plan.

                           SECTION XIII.

                         GENERAL PROVISIONS

       13.1    No Right to Continued Employment.   Neither the
  establishment of the Plan nor the granting of any Award hereunder shall confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate such employment at any time.

       13.2 Other Plans. In no event shall the value of, or income arising from, any Awards issued under this Plan be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary, unless such plan specifically provides to the contrary.

       13.3 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash to a Participant, payment by the Participant of any Federal, state, local or foreign taxes required by law to be withheld. The Committee may permit any such withholding obligation to be satisfied by reducing the number of Shares otherwise deliverable or by accepting the delivery of previously owned Shares. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

       13.4 Reimbursement of Taxes. The Committee may provide in its discretion that the Company may reimburse a Participant for federal, state, local and foreign tax obligations incurred as a result of the grant or exercise of an Award issued under this Plan.

       13.5 Governing Law. This Plan and actions taken in connection with it shall be governed by the laws of the State of New Jersey, without regard to the principles of conflict of laws.

       13.6 Liability. No employee of the Company nor member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.